Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-3, File No. 33-52496, as amended on October 25,1994, of Hondo Oil and Gas Company and in the related Prospectus of our report dated November 9, 1994, with respect to the consolidated financial statements and schedules of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1994.

     We also consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Pauley Petroleum Inc. 1982 Stock Option Plan, as amended and restated March 15, 1988, and the 1993 Stock Incentive Plan of Hondo Oil & Gas Company (formerly Pauley Petroleum Inc.) of our report dated November 9, 1994, with respect to the consolidated financial statements and schedules of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1994.



                                                     /s/ ERNST & YOUNG LLP


     Denver, Colorado
     December 28, 1994